UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2020

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2020, Canbiola, Inc. (the “Company” or “CANB”) entered into a License Agreement (the “Agreement”) with LIFEGUARD LICENSING CORP., a Delaware corporation (“Lifeguard”). Pursuant to the Agreement, Lifeguard granted the Company the right to use its “LIFEGUARDTM” trademark (the “Mark”) in connection with the Company’s manufacture, marketing, distribution, and sale of products (the “License”). In consideration for the License, the Company agreed to pay Lifeguard a royalty equal to six percent (6%) of net sales of its LIFEGUARD branded products on a quarterly basis. The Company further agreed that, regardless of the net sales generated, each royalty payment will be in an amount not less than $60,000, which minimum amount will increase annually following December 31, 2021. The Agreement will continue until December 31, 2025, unless earlier terminated by the parties, and may be renewed for additional five (5)-year terms if certain performance conditions are met.

Under the License, the Company has various performance and sales obligations including initial product introduction timing and Lifeguard has various oversight rights such as audit rights, quality control and inspection rights. Licensor has the right to terminate the License in the event of certain breaches by the Company, at which point, the Company will be required all licensed material; however it will be permitted to sell its existing inventory so long as termination is not due to quality issues. Lifeguard and the Company have agreed to indemnify each other, which indemnification obligations will survive the termination of the Agreement. The Company also agreed to procure and maintain certain insurance policies for the benefit of the Company and Lifeguard.

The Agreement otherwise contains terms, conditions, and representation common with this type of transaction.

The foregoing description of the Agreement is qualified in its entirety by the terms of the full text of the Agreement, attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Lifeguard Licensing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: February 18, 2020	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO